Exhibit 99.1

TRACTOR SUPPLY COMPANY PROVIDES 2008 PRELIMINARY RESULTS
~ 2008 Net Sales Increase 11.3% and Same-Store Sales Increase 1.4% ~
~ Company To Restate First Three Quarters of 2008
Due To LIFO Provision Calculation ~
~ Issues Outlook For 2009 Revenue and EPS Growth ~
~ To Hold Conference Call At 5:00 p.m. Eastern Time Today ~

Brentwood, Tennessee, January 22, 2009 – Tractor Supply Company (NASDAQ: TSCO), the largest retail farm and ranch store chain in the United States, today provided preliminary financial results for 2008 and its outlook for 2009. Additionally, the Company disclosed it will restate its LIFO provisions for the first three quarters of 2008, and as such it will file with the Securities and Exchange Commission amendments to its Quarterly Reports on Form 10-Q for the quarters ended March 29, June 28, and September 27, 2008. The Company will hold a conference call at 5:00 p.m. Eastern Time today and details are provided below.

Fiscal Year 2008 and 2009 Outlook
The Company estimates fourth quarter 2008 net sales to be $799.5 million and same-store sales to increase by 1.3%.  The Company estimates fiscal 2008 net sales to be $3.01 billion, same-store sales to increase by 1.4%, and net earnings to be approximately $2.17 to $2.19 per diluted share.  Net earnings will include a substantially higher-than-expected LIFO provision of $26.3 million after tax, or $0.70 per diluted share, for fiscal 2008. Excluding LIFO, the Company estimates it will deliver 2008 net earnings of approximately $2.87 to $2.89 per diluted share.

The Company anticipates net sales for fiscal 2009 will be approximately $3.2 to $3.3 billion, with same-store sales expected to range from a decline of approximately 1.5% to an increase of approximately 1.5%. The Company projects 2009 full year net earnings will range from $2.58 to $2.74 per diluted share and range from $2.84 to $3.00 per diluted share excluding LIFO.

“We believe our operating performance represented one of the strongest periods ever for the Company, especially in light of the very difficult consumer environment,” Jim Wright, Chairman, President and Chief Executive Officer, stated. “During the fourth quarter and full year 2008, we achieved our goals to grow and improve the business by executing strategic merchandising, inventory control and real estate programs while aggressively managing expenses and further enhancing customer service. Our 2008 results include a higher-than-anticipated, non-cash LIFO provision and we are disappointed that we did not identify this impact earlier in the year. This does not diminish the confidence we have in the strength of our business model and operations as reflected by our positive outlook for 2009.”

The Company’s preliminary results are unaudited and remain subject to the completion of the Company’s year-end closing, audit and reporting processes. The Company anticipates completing its year-end close on normal course and plans to report financial results on Wednesday, January 28, 2009. The Company anticipates filing its Form 10-K on or before the required filing date of February 25, 2009.

LIFO Provision Details
The Company uses the LIFO (Last-In, First-Out) method to value its year-end inventory for financial reporting and tax purposes and, as a result, receives a substantial tax deferral benefit. The actual LIFO valuation is dependent upon end-of-year inventories, specifically the quantity and mix of product, and the inflation rates for the various product categories. The Company records an estimated non-cash LIFO provision each quarter and adjusts the LIFO provision to the actual calculation at year-end.

The Company developed a new LIFO projection model at the beginning of 2008, but the model had an error that did not properly calculate the inflation index used to project the full-year LIFO provision. As such, the Company will restate its financial results for the first three quarters of 2008 to reflect the corrected LIFO provision.

While there has been little variance to the forecasted LIFO provision in prior years, a convergence of factors resulted in a substantially higher-than-expected LIFO provision for 2008. These factors included significant inflation, a change in the product mix, and aggressively moving through clearance inventory, which resulted in the replacement of lower-cost merchandise with new, higher-cost product.

Anthony Crudele, Executive Vice President, Chief Financial Officer and Treasurer, stated, “As we managed inventory and assessed the relevant variables throughout the year, we believed that a projected annual LIFO provision that was more than twice that of the prior year was reasonable. We are disappointed that we did not have visibility into the magnitude of the impact the mix change and higher inflationary rates would have on our LIFO provision until we had the key year-end variables. Importantly, we manage our day-to-day business based on the moving average value of our product cost by item rather than the LIFO method. We cannot lose sight that a significant advantage of the LIFO method is a reduction of the Company’s tax obligation and consequently an improvement to cash flow. We continue to believe it is a beneficial trade off despite the impact on reported earnings.”

Mr. Wright concluded, “Our Company and board of directors are committed to reporting financial results accurately while maintaining a high standard of internal controls and procedures. As soon as we identified the magnitude of the LIFO provision, management and the board’s audit committee worked closely with outside consultants to assess the computations. We have confirmed the misstatement in each of the first three quarters of 2008 occurred solely from the error in the projection model. Since the misstatement was related only to the quarterly estimation process, the issue has been rectified and management anticipates reporting that the control weakness has been remediated as of year-end.”

At the end of this release, the Company has provided financial tables for the first three quarters of fiscal 2008 to show the Company’s results as reported and as restated for each interim period. Additionally, the Company has provided another financial table at the end of this release detailing the LIFO impact on the financial results for each of the last three fiscal years and the most recent guidance for 2008 and 2009 for comparison purposes only.

Conference Call Information
The Company will be hosting a conference call at 5:00 p.m. Eastern Time today to discuss today’s announcement. The call will be simultaneously webcast over the Internet on the Company’s homepage at TractorSupply.com under the link “Investor Relations.” The webcast will be archived shortly after the conference call concludes through January 29, 2009.

The Company plans to release its fourth quarter and full year results as previously planned after the market close on Wednesday, January 28, 2009. The Company will also host a conference call that day at 5:00 p.m. Eastern Time to discuss its fourth quarter and full year 2008 financial results as well as its fiscal 2009 outlook.

About Tractor Supply Company
As of December 27, 2008, Tractor Supply Company operated 855 stores in 44 states. The Company’s stores are focused on supplying the lifestyle needs of recreational farmers and ranchers. The Company also serves the maintenance needs of those who enjoy the rural lifestyle, as well as tradesmen and small businesses. Stores are located in towns outlying major metropolitan markets and in rural communities. The Company offers the following comprehensive selection of merchandise: (1) equine, pet and animal products, including items necessary for their health, care, growth and containment; (2) maintenance products for agricultural and rural use; (3) hardware and tool products; (4) seasonal products, including lawn and garden power equipment; (5) truck and towing products; and (6) work/recreational clothing and footwear for the entire family.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, which exclude the LIFO provision. We believe the inclusion of non-GAAP financial measures in this press release helps investors gain a meaningful understanding of operating results, and is consistent with how management measures and forecasts the Company’s performance, especially when comparing such results to prior periods or forecasts. These non-GAAP measures also allow investors, analysts and other interested parties to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments and to provide an additional measure of performance. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in the text of, and the accompanying exhibit to, this press release.

Forward Looking Statements
As with any business, all phases of the Company’s operations are subject to influences outside its control. This information contains certain forward-looking statements, including statements regarding the preliminary results for the quarter and fiscal year ended December 27, 2008 and the Company’s estimated results of operations in future periods. These forward-looking statements are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are subject to the finalization of the Company’s financial and accounting procedures, and may be affected by certain risks and uncertainties, any one, or a combination, of which could materially affect the results of the Company’s operations. These factors include the effect of the current economic cycle on consumer spending, weather factors, operating factors affecting customer satisfaction, consumer debt levels, inflation, pricing and other competitive factors, the ability to attract, train and retain qualified employees, the ability to manage growth and identify suitable locations and negotiate favorable lease agreements on new and relocated stores, the timing and acceptance of new products in the stores, the mix of goods sold, the continued availability of favorable credit sources, capital market conditions in general, the ability to increase sales at existing stores, the ability to retain vendors, reliance on foreign suppliers, management of its information systems and the seasonality of the Company’s business. Forward-looking statements made by or on behalf of the Company are based on knowledge of its business and the environment in which it operates, but because of the factors listed above, actual results could differ materially from those reflected by any forward-looking statements. Consequently, all of the forward-looking statements made are qualified by these cautionary statements and those contained in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. There can be no assurance that the results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to or effects on the Company or its business and operations. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

(Financial tables to follow)

Exhibit 99.1
Attachment A

Restatement of Interim LIFO Costs

The following table summarizes the impact of the understatement in the allocation of estimated annual LIFO costs, along with a corresponding reduction in related income taxes, on the consolidated financial statements of each of the previously reported interim periods of fiscal 2008:

		Impact of
	As	Restatement
	Originally	Increase	As
	Reported	(decrease)	Restated
First Quarter Ended March 29, 2008:
Consolidated Income Statement for the Three Months Ended:
Cost of merchandise sold	$399,304	$1,388	$400,692
Gross margin	$176,904	$(1,388)	$175,516
Operating loss	$(653)	$(1,388)	$(2,041)
Loss before income taxes	$(1,876)	$(1,388)	$(3,264)
Income tax benefit	$(724)	$(536)	$(1,260)
Net loss	$(1,152)	$(852)	$(2,004)
Net loss per share:
Basic	$(0.03)	$(0.02)	$(0.05)

Diluted	$(0.03)	$(0.02)	$(0.05)

Consolidated Balance Sheet:
Inventory	$747,531	$(1,388)	$746,143
Total current assets	$807,979	$(1,388)	$806,591
Total assets	$1,188,071	$(1,388)	$1,186,683
Deferred tax liabilities	$1,133	$(536)	$597
Total current liabilities	$460,910	$(536)	$460,374
Total liabilities	$622,448	$(536)	$621,912
Retained earnings	$562,591	$(852)	$561,739
Stockholders’ equity	$565,623	$(852)	$564,771
Total liabilities and stockholders’ equity	$1,188,071	$(1,388)	$1,186,683

Exhibit 99.1
Attachment A

		Impact of
	As	Restatement
	Originally	Increase	As
	Reported	(decrease)	Restated
Second Quarter Ended June 28, 2008:
Consolidated Income Statement for the Three Months Ended:
Cost of merchandise sold	$618,850	$5,968	$624,818
Gross margin	$279,477	$(5,968)	$273,509
Operating income	$77,126	$(5,968)	$71,158
Income before income taxes	$76,553	$(5,968)	$70,585
Income tax expense	$29,535	$(2,302)	$27,233
Net income	$47,018	$(3,666)	$43,352
Net income per share:
Basic	$1.26	$(0.09)	$1.17

Diluted	$1.24	$(0.09)	$1.15

Consolidated Income Statement for the Six Months Ended:
Cost of merchandise sold	$1,018,154	$7,356	$1,025,510
Gross margin	$456,381	$(7,356)	$449,025
Operating income	$76,473	$(7,356)	$69,117
Income before income taxes	$74,677	$(7,356)	$67,321
Income tax expense	$28,811	$(2,838)	$25,973
Net income	$45,866	$(4,518)	$41,348
Net income per share:
Basic	$1.23	$(0.12)	$1.11

Diluted	$1.21	$(0.12)	$1.09

Consolidated Balance Sheet:
Inventory	$683,317	$(7,356)	$675,961
Deferred income taxes	$—	$238	$238
Total current assets	$785,233	$(7,118)	$778,115
Total assets	$1,176,319	$(7,118)	$1,169,201
Deferred tax liabilities	$2,600	$(2,600)	$—
Total current liabilities	$524,073	$(2,600)	$521,473
Total liabilities	$584,629	$(2,600)	$582,029
Retained earnings	$609,609	$(4,518)	$605,091
Stockholders’ equity	$591,690	$(4,518)	$587,172
Total liabilities and stockholders’ equity	$1,176,319	$(7,118)	$1,169,201

Exhibit 99.1
Attachment A

		Impact of
	As	Restatement
	Originally	Increase	As
	Reported	(decrease)	Restated
Third Quarter Ended September 27, 2008:
Consolidated Income Statement for the Three Months Ended:
Cost of merchandise sold	$509,312	$6,410	$515,722
Gross margin	$224,606	$(6,410)	$218,196
Operating income	$32,487	$(6,410)	$26,077
Income before income taxes	$32,556	$(6,410)	$26,146
Income tax expense	$12,795	$(2,519)	$10,276
Net income	$19,761	$(3,891)	$15,870
Net income per share:
Basic	$0.54	$(0.10)	$0.44

Diluted	$0.53	$(0.10)	$0.43

Consolidated Income Statement for the Nine Months Ended:
Cost of merchandise sold	$1,527,466	$13,766	$1,541,232
Gross margin	$680,987	$(13,766)	$667,221
Operating income	$108,960	$(13,766)	$95,194
Income before income taxes	$107,233	$(13,766)	$93,467
Income tax expense	$41,606	$(5,357)	$36,249
Net income	$65,627	$(8,409)	$57,218
Net income per share:
Basic	$1.77	$(0.23)	$1.54

Diluted	$1.74	$(0.22)	$1.52

Consolidated Balance Sheet:
Inventory	$716,806	$(13,766)	$703,040
Deferred income taxes	$—	$2,923	$2,923
Total current assets	$773,893	$(10,843)	$763,050
Total assets	$1,165,002	$(10,843)	$1,154,159
Deferred tax liabilities	$2,434	$(2,434)	$—
Total current liabilities	$478,032	$(2,434)	$475,598
Total liabilities	$564,238	$(2,434)	$561,804
Retained earnings	$629,370	$(8,409)	$620,961
Stockholders’ equity	$600,764	$(8,409)	$592,355
Total liabilities and stockholders’ equity	$1,165,002	$(10,843)	$1,154,159

Exhibit 99.1
Attachment B

Summary of Historical and Projected Earnings
With and Without LIFO Provision
(unaudited)
(in millions, except per share amounts)

The following table provides earnings for the last three fiscal years and the most recent guidance for 2008 and 2009 and, in each case, adjusted to eliminate the LIFO provision, net of tax:

						2008
				2008 Year-End		Guidance at Q3
	Actual			Estimate		Conference Call		2009 Estimate
				Low	High	Low	High	Low	High
	2005	2006	2007	End	End	End	End	End	End

Net income	$85.7	$91.0	$96.2	$81.4	$82.0	$93.5	$95.7	$95.0	$101.0
LIFO provision, net of tax	2.9	3.8	3.3	26.3	26.3	7.2	7.2	9.6	9.6
Net income without LIFO	$88.6	$94.8	$99.5	$107.7	$108.3	$100.7	$102.9	$104.6	$110.6

Diluted net income per share:
Net income	$2.09	$2.22	$2.40	$2.17	$2.19	$2.49	$2.55	$2.58	$2.74
LIFO provision, net of tax	0.07	0.09	0.08	0.70	0.70	0.19	0.19	0.26	0.26
Net income without LIFO	$2.16	$2.31	$2.48	$2.87	$2.89	$2.68	$2.74	$2.84	$3.00

The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. However, we believe that non-GAAP reporting, giving effect to the adjustments shown in the reconciliation above, provides meaningful information and therefore we use it to supplement our GAAP guidance. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the above reconciliations and to provide an additional measure of performance.